UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
RF Micro Devices Office — Greensboro, NC — On June 12, 2014, ARCP OFC Greensboro NC, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale with Plumas Pines Golf Course, LP, a California limited partnership (the “Seller”), which is not affiliated with the Company, its advisor or affiliates (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, CCI II OP purchased a 100,000 square foot single-tenant office building leased to RF Micro Devices, Inc., located in Greensboro, North Carolina (the “Property”), for a purchase price of $15.5 million, exclusive of closing costs. The Property was constructed in 1999.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On June 12, 2014, CCI II OP, through its wholly-owned subsidiary, acquired the Property from the Seller. The principal provisions of the lease at the Property are set forth in the following table:

Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
RF Micro Devices Office — Greensboro, NC	RF Micro Devices, Inc.	100,000	100%	2/10 yr.	$1,100,000	(4)	$11.00	6/12/2014	–	3/31/2028

(1)	Represents the number of renewal options and the term of each option.

(2)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(3)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4) The annual base rent under the lease increases every year by 2% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and borrowings from the Company’s revolving bank credit facility, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2014 (the “Credit Facility”). In connection with the acquisition, CCI II OP borrowed approximately $10.9 million under the Credit Facility on June 12, 2014. As of June 12, 2014, the borrowing base under the Credit Facility based on the underlying collateral pool for qualified properties was approximately $63.8 million and the amount outstanding under the Credit Facility was approximately $51.4 million. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors II, LLC, its advisor, an acquisition fee of $310,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any costs to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Company’s borrowings under the Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

4